EXHIBIT 21.1

              SUBSIDIARIES OF INNOVATIVE VALVE TECHNOLOGIES, INC.

                                                                  PERCENTAGE OF            PERCENTAGE OF
                                                             VOTING SECURITIES OWNED     VOTING SECURITIES
                                          JURISDICTION         BY INNOVATIVE VALVE           OWNED BY
         NAME OF SUBSIDIARY             OF INCORPORATION        TECHNOLOGIES, INC.       IMMEDIATE PARENT
-------------------------------------   -----------------    ------------------------    -----------------

The Safe Seal Company, Inc.*            Texas                     100%
     Harley Industries, Inc.*           California                                          100%
     GSV, Inc.* (d/b/a Southern Valve
       Co., and Gould Machine and
       Fabrication)                     Florida                                             100%
     Plant Specialties, Inc.*           Louisiana                                           100%
Puget Investments, Inc.                 Washington                100%
     Steam Supply & Rubber Co., Inc.
       (d/b/a Steam Supply)             Washington                                          100%
     Flickinger Company (d/b/a
       Flickinger Valve Company)        Washington                                          100%
Flickinger-Benicia Inc.                 Washington                100%
Industrial Controls & Equipment,
  Inc.*                                 Pennsylvania              100%
Valve Actuation & Repair Co.*           West Virginia             100%
Rickco Acquisition, Inc.*               West Virginia             100%
BAS Technical Employment*
  Placement Company                     West Virginia             100%
Southern Valve Services, Inc.*          Alabama                   100%
55 Leasing & Sales, Inc.*               Alabama                   100%

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* Will become a direct or indirect wholly owned subsidiary of Innovative Valve
   Technologies, Inc. (the "Company") upon the closing of the initial public offering of Company common stock.